  Exhibit 99.1

Company Contact:
BK Technologies, Inc.
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Second Quarter and Six Months 2018 Results
-Six Months Sales Grow 40%; Operating Income Increases $2.3 Million from Prior Year-

WEST MELBOURNE, Florida – August 1, 2018 – BK Technologies, Inc. (NYSE American: BKTI) today announced financial and operating results for the second quarter and six months ended June 30, 2018.

For the second quarter ended June 30, 2018, revenues increased 26.9% to approximately $13.7 million, compared with approximately $10.8 million for the second quarter of 2017. Operating income for the second quarter of 2018 increased 36.8% to approximately $1.3 million, compared with $973,000 for the second quarter last year. Net income for the second quarter of 2018 was approximately $947,000, or $0.07 per diluted share, compared with $1.3 million, or $0.10 per diluted share, for the same quarter in 2017.

The Company had approximately $23.4 million in working capital as of June 30, 2018, of which $17.7 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $26.7 million as of December 31, 2017, of which $12.7 million was comprised of cash, cash equivalents and trade receivables. As of June 30, 2018, the Company had no borrowings outstanding under its revolving credit facility.

Tim Vitou, BK’s President, commented, “Our operating results for the second quarter and six months were encouraging, featuring sales growth, improvement in gross profit margins and strong operating income. State public safety agencies were the primary driver for second quarter sales. They were complemented, however, with solid demand from the federal market, including legacy customers in the wildland fire suppression community. Gross profit margins increased for the second consecutive quarter, derived from manufacturing and quality improvement initiatives, increased volumes and a more favorable mix of product sales. These factors combined to turn last year’s operating loss into $2.1 million of operating income for the first half of this year.

Mr. Vitou continued, “We also realized improvement on the balance sheet, reducing inventory by approximately $1.6 million and generating $3.6 million in cash for the first six months of 2018, which has funded accelerated investment in engineering and new product development, leading toward the anticipated introduction of a new line of leading-edge products later this year. The financial and operating results also enabled us to continue our capital return program, which has yielded nine consecutive quarterly dividends and the repurchase of over 350,000 shares of our common stock through June 30, 2018. Overall, the trend of key metrics for our business and the market are promising.”

For the six months ended June 30, 2018, sales increased 40.0% to approximately $25.4 million compared with approximately $18.1 million for the same period last year. Operating income for the six month period of 2018 increased to approximately $2.1 million, compared with an operating loss of approximately $233,000 for the same period last year. Net income for the six months ended June 30, 2018 totaled approximately $503,000, or $0.04 per basic and diluted share, compared with $50,000, or $0.00 per basic and diluted share for the same period last year.

The financial results for the six months ended June 30, 2018 include a loss on investment in securities totaling approximately $1.2 million, compared with a gain of approximately $617,000 for the six month period last year.

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, August 2, 2018. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “BK Technologies, Inc. Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 2, 2018. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until August 12, 2018 by dialing 877-481-4010 PIN#34109 (international/local participants dial 919-882-2331 PIN#34109).

About BK Technologies

As an American manufacturer for over 70 years, BK Technologies is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. BK Technologies’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Sales, net	$13,656	$10,762	$25,402	$18,142
Expenses
Cost of products	7,771	6,268	14,681	11,411
Selling, general and administrative	4,554	3,521	8,644	6,964
Total expenses	12,325	9,789	23,325	18,375

Operating income (loss)	1,331	973	2,077	(233)

Other income (expense):
Interest income	19	10	35	18
(Loss) gain on investment in securities	(55)	617	(1,201)	617
Loss on disposal of property, plant and equipment	—	—	—	(104)
Other expense	(58)	(60)	(225)	(147)
Total other income (expense)	(94)	567	(1,391)	384

Income before income taxes	1,237	1,540	686	151

Income tax expense	(290)	(222)	(183)	(101)

Net income	$947	$1,318	$503	$50

Net earnings per share-basic	$0.07	$0.10	$0.04	$0.00
Net earnings per share-diluted	$0.07	$0.10	$0.04	$0.00
Weighted average shares outstanding-basic	13,532,958	13,785,046	13,567,778	13,759,732
Weighted average shares outstanding-diluted	13,547,394	13,814,690	13,595,586	13,902,587

BK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$10,723	$7,147
Available-for-sale-securities	—	9,184
Trade accounts receivable, net	6,983	5,524
Inventories, net	12,781	14,358
Prepaid expenses and other current assets	871	772
Total current assets	31,358	36,985

Property, plant and equipment, net	2,367	2,201
Investment in securities	3,389	—
Deferred tax assets, net	3,139	3,317
Other assets	239	298
Total assets	$40,492	$42,801

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,534	$5,971
Accrued compensation and related taxes	1,615	1,364
Accrued warranty expense	1,415	1,389
Accrued other expenses and other current liabilities	974	1,159
Dividends payable	271	273
Deferred revenue	175	157
Total current liabilities	7,984	10,313

Deferred revenue	1,045	481
Total liabilities	$9,029	$10,794
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,882,937 and 13,844,584 issued and 13,529,983 and 13,652,490 outstanding shares at June 30, 2018 and December 31, 2017, respectively	8,330	8,307
Additional paid-in capital	25,730	25,642
Accumulated deficit	(1,171)	(5,450)
Accumulated other comprehensive income	—	4,318
Treasury stock, at cost, 352,954 and 192,094 shares at June 30, 2018 and December 31, 2017, respectively	(1,426)	(810)
Total stockholders’ equity	31,463	32,007
Total liabilities and stockholders’ equity	$40,492	$42,801